Exhibit 99.1

CohBar, Inc. Announces Second Quarter 2016 Financial Results

Menlo Park, California – August 15, 2016 - CohBar, Inc. (OTCQX: CWBR and TSXV: COB.U), an innovative biotechnology company focused on developing mitochondria-based therapeutics (MBTs) to treat diseases associated with aging, today reported financial results for the second quarter ended June 30, 2016.

“Our lead MOTS-c program in the metabolic space continued to make significant progress during the quarter, and remains on track toward selection of an analog for clinical candidacy in the near term,” said Simon Allen, CohBar’s CEO. “The second quarter also saw publication of a ground-breaking research paper about our SHLP assets published by our founders and their colleagues, as well as our initial engagement with potential pharma partners at BIO 2016 in furtherance of our strategic partnering initiatives. We also continued to increase awareness in the U.S. investment community during the quarter with another multi-city roadshow and participation at the Marcum MicroCap Conference. We anticipate continued expansion of our market awareness program in the current quarter.”

Business Highlights and Developments:

●	CohBar CEO Simon Allen participated in the BIO 2016 International Convention (BIO) in San Francisco. CohBar and its MDP technology platform was introduced to leading pharmaceutical companies at the conference. BIO attracts nearly 15,000 biotechnology and pharma leaders who come together annually for one week of intensive networking to discover new opportunities and engage in discussion of potential strategic partnerships.

●	CohBar conducted a multi-city roadshow as part of an ongoing series of investor presentations organized by Torrey Hills Capital. CohBar completed successful multi-city investor presentations in Florida during April, with the objective of increasing market awareness and expanding investor interest in CohBar.

●	CEO Simon Allen was a featured presenter at the Marcum MicroCap Conference in New York City. The Marcum MicroCap Conference is dedicated to providing a forum where publicly traded companies with less than $500 million in market capitalization can network with the investment community.

CohBar’s founders continued to receive public recognition during the quarter for their leadership in the study of aging and for their innovations and discoveries in the treatment of age-related diseases:

●	Dr. Pinchas Cohen and his discoveries were featured in BioTechniques, The International Journal of Life Science Methods. Author Amber Dance, PhD., reported in an article entitled “Mining Mitochondrial DNA for New Genes” on our founder’s discovery that “mitochondrial DNA contains many more genes than scientists initially thought. This finding launched a new field of genetics.” Dr. Dance continued, “Dr. Cohen has discovered dozens of genes for short peptides nestled within the known mitochondrial genes like tiny Russian dolls. Several seem to be relevant to aging--a time when mitochondria begin to struggle--and aging-associated diseases.” Dr. Dance noted that CohBar is developing one such peptide, MOTS-c, as a potential treatment for obesity, type II diabetes, and fatty liver disease. The article appears in the May 18, 2016 edition.

●	Dr. Pinchas Cohen was featured in Mitochondrial Disease News and Alzheimer’s News Today. The articles discuss the announcement of preclinical research by Dr. Cohen and CohBar that small humanin-like peptides (SHLPs) play a role in regulating metabolism and cell survival. These findings have implications for age-related diseases such as Alzheimer’s and cancer. CohBar has the exclusive license for the development of SHLPs into therapeutics.

●	Dr. Nir Barzilai was featured in Cell Metabolism. In the scientific journal article entitled “Metformin as a Tool to Target Aging,” Dr. Barzilai states that “aging has been targeted by genetic and dietary manipulation and by drugs in order to increase lifespan and health span in numerous models.” In their upcoming clinical study, Metformin, which has demonstrated protective effects against several age-related diseases in humans, will be tested in the TAME (Targeting Aging with Metformin) trial, as the initial step in the development of increasingly effective next-generation drugs. Dr. Barzilai and his scientific colleagues are leading the TAME study efforts.

●	Dr. Nir Barzilai was a panelist at the Cellular Horizons Conference at the Vatican. This exclusive international event gathers the world’s leading cell therapy scientists, physicians, patient advocates, ethicists, philanthropists, leaders of faith and government officials to discuss the latest cellular therapy breakthroughs and engender hope for the future. The 2016 event had a unique focus on pediatric cancers and rare diseases as well as diseases that occur with aging. Other participants included Pope Francis and Vice President Joseph R. Biden, Jr.

●	Dr. Nir Barzilai and Dr. David Sinclair appeared on ABC Australia Catalyst News. The feature story entitled “Live Long and Die Young” examines emerging issues in genetic science and their implications for aging.

Summary of First Quarter Financial Results:

●	Cash and Investments. CohBar had cash, cash equivalents and investments of $9,052,771 on June 30, 2016, compared to $10,291,487 on December 31, 2015.

●	R&D Expenses. Research and development expenses were $852,596 in the three months ended June 30, 2016, compared to $447,287 in the prior year period, an increase of $405,309. The increase in research and development expenses was primarily due to the increase in salary, benefits and stock-based compensation costs related to the expansion of our scientific staff and the increase in laboratory supplies related to our efforts to develop optimized MBT candidates.

●	G&A Expenses. General and administrative expenses were $674,569 in the three months ended June 30, 2016, compared to $418,932 in the prior year period, an increase of $255,637. The increase in general and administrative expenses was primarily due to the increase in salary, benefits and stock-based compensation related to the expansion of our general and administrative staff with the addition of our new Chief Executive Officer and the timing of a bonus accrued in the current year quarter.

●	Net Loss. For the three months ended June 30, 2016, net loss was $1,527,822, or $0.05 per share basic and diluted, compared to a net loss of $867,530, or $0.03 per share basic and diluted, for the three months ended June 30, 2015.

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is a leader in the research and development of mitochondria-based therapeutics, an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. This groundbreaking discovery was made by our founders, world leaders in the biology of aging, metabolism and mitochondrial genomics. MBTs offer the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

For additional company information, please visit www.cohbar.com.

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Forward-looking statements

This news release contains forward-looking statements, including: statements concerning: the company’s plans, prospects, resources and capabilities including statements regarding its research and development activities, including the anticipated selection of a MOTS-c analog for clinical candidacy, and potential for development of therapeutics from mitochondrial derived peptides. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include the possibility of unfavorable research results and CohBar’s ability to obtain capital, retain key personnel, expand its research operations, and successfully advance its drug discovery and development programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Jeff Biunno, CFO

CohBar, Inc.

(650) 446-7888

jeff.biunno@cohbar.com

Heather Savelle

MacDougall Biomedical Communications

(781) 235-3060

hsavelle@macbiocom.com

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CohBar, Inc.

Condensed Balance Sheets

	As of
	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,630,034	$4,803,687
Investments	3,422,737	5,487,800
Prepaid expenses and other current assets	137,501	88,223
Total current assets	9,190,272	10,379,710
Property and equipment, net	209,976	199,575
Other assets	27,093	20,492
Total assets	$9,427,341	$10,599,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$252,861	$209,730
Accrued liabilities	126,711	155,713
Accrued payroll and other compensation	230,186	217,250
Note payable, net of debt discount	102,473	-
Total current liabilities	712,231	582,693
Note payable, net of debt discount	102,630	205,005
Total liabilities	814,861	787,698

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized 5,000,000 shares; No shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	-	-
Common stock, $0.001 par value, Authorized 75,000,000 shares; Issued and outstanding 33,157,944 shares as of June 30, 2016 and 32,320,891 as of December 31, 2015	33,158	32,321
Additional paid-in capital	19,657,981	18,114,295
Accumulated deficit	(11,078,659)	(8,334,537)
Total stockholders’ equity	8,612,480	9,812,079
Total liabilities and stockholders’ equity	$9,427,341	$10,599,777

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CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2016	2015	2016	2015

Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	852,596	447,287	1,589,696	710,047
General and administrative	674,569	418,932	1,154,501	935,918
Total operating expenses	1,527,165	866,219	2,744,197	1,645,965
Operating loss	(1,527,165)	(866,219)	(2,744,197)	(1,645,965)

Other income (expense):
Interest income	1,274	1,022	3,930	2,199
Interest expense	(1,882)	(1,756)	(3,757)	(3,512)
Other expense	-	(528)	-	(1,419)
Amortization of debt discount	(49)	(49)	(98)	(98)
Total other (expense) income	(657)	(1,311)	75	(2,830)
Net loss	$(1,527,822)	$(867,530)	$(2,744,122)	$(1,648,795)
Basic and diluted net loss per share	$(0.05)	$(0.03)	$(0.08)	$(0.05)
Weighted average common shares outstanding - basic and diluted	32,880,589	32,320,891	32,605,984	31,763,073

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